Exhibit 4.5


                               THEGLOBE.COM, INC.

                      NON QUALIFIED STOCK OPTION AGREEMENT



I.       NOTICE OF STOCK OPTION GRANT

         Michael S. Egan

         110 E. Broward Blvd., 14th Floor
         Ft. Lauderdale, FL 33301

         You ("Optionee") have been granted an option to purchase Common Stock of The company, subject to the terms and conditions of this Stock Option Agreement. The terms of your grant are set forth below:

                  Date of Grant:                              August 12, 2002

                  Vesting  Date:                              August 12, 2002

                  Exercise Price per Share                    0.02 per Share

                  Total Number of Shares Granted              2,500,000

                  Total Exercise Price:                       $50,000.00

                  Type of Option:                             Non-Qualified
                                                              Stock Option

                  Term/Expiration                             Date: August 12,
                                                              2012 (Tenth
                                                              anniversary of
                                                              date of
                                                              grant.)-Exercise
                                                              period shall not
                                                              be reduced by
                                                              termination of
                                                              employment.


         Exercise and Vesting Schedule:
         ------------------------------

         This option shall vest and become exercisable immediately upon grant.


         Termination Period:
         -------------------

                  This Option may be exercised to the extent vested, at any time prior to the term/expiration date provided above.


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II. AGREEMENT:

         1. Grant of Option. The Company hereby grants the Optionee an option to purchase the number of Shares set forth in the Notice of Stock Option Grant (the "Notice of Grant"), at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"). This Option is not intended to, and does not qualify as an Incentive stock Option as defined in Section 422 of the Code.


         2. Exercise of Option. This Option is exercisable as follows:

                  (a) Right to exercise.

                           (i) This option shall be exercisable cumulatively according to the vesting schedule set out in the Notice of Grant.

                           (ii) This Option may not be exercised for a fraction of a Share.

                           (iii) In the event of Optionee's termination of Continuous Status as an Employee or Consultant, the exercisability of the Option is governed by Section 5 below.

                           (iv) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

                  (b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A). The notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the plan or as may be necessary in order for the Company to comply with Applicable Laws. The notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the company. The notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. This option shall be deemed to be exercised upon receipt by the company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax.

                           No Shares shall be issued pursuant to the exercise of
                  an Option unless such issuance and such exercise comply with Applicable Laws and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the option is exercised with respect to such Shares.

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


         3. Method of Payment. Payment of the Exercise Price shall be any of the following, or a combination thereof, at the election of the Optionee:

                  (a) cash;

                  (b) check;

                  (c) with the consent of the Administrator, other share of Common Stock that (i) in the case of shares acquired upon exercise of an option granted by the company either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised;

                  (d) with the consent of the Administrator in its sole and absolute discretion, authorization from the company to retain the total number of shares as to which the option is exercised that number of shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised;

                  (e) with the consent of the Administrator, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the company the amount of sale or loan proceeds required to pay the exercise price;

                  (f) with the consent of the Administrator a combination of any of the foregoing methods of payment;

                  (g) with the consent of the Administrator, a combination of any of the foregoing methods of payment at least equal in value to the stated capital represented by the shares to be issued, plus a promissory note for the balance of the exercise price; or

                  (h) with the consent of the administrator, such other consideration and method of payment for the issuance of shares to the extent permitted under Applicable Laws.

         4. Restrictions on Exercise. If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may also not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

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

         5. Effect of Certain Transactions.

                  In the event of a merger or consolidation of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (a "Transaction"), the Option shall be assumed, or an equivalent option shall be substituted, by the Successor Corporation; provided, however, that, unless otherwise determined by the Committee, the Option shall remain subject to all of the conditions and restrictions which were applicable to the Option prior to such assumption or substitution. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive upon exercise, for each Share subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of such consideration as determined by the Board).


         6. Termination of Relationship. If Optionee terminates Continuous Status as an Employee or Consultant for any reason, Optionee may exercise this option during the Termination Period set out in the Notice of Grant, to the extent the Option was vested at the date of such termination. To the extent that Optionee was not vested in this option at the date on which Optionee terminates Continuous Status as an Employee or Consultant, or if Optionee does not exercise this option within the time specified herein, the Optionee shall terminate.

         7. Non-Transferability of Option. This option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         8. Term of Option. This Option may be exercised only within the terms set out in the Notice of Grant.

         9. Registration. Theglobe.com will take all steps necessary to register this option grant on form S-8 or any other form necessary as soon as practical, following execution of this agreement.


                            (SIGNATURE PAGE FOLLOWS)


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


         This agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

                                            theglobe.com

                                            By:_________________________________


                                            Name:______________________________


                                            Title:______________________________


         Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed this Option in it's entirety, had an opportunity to obtain the advice of counsel prior to executing this Option and full understands all provisions of the Option. Optionee hereby agrees to accept as binding conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any changes in the residence address indicated below.

         Dated: ______________, 2002


                                            ____________________________________
                                            MICHAEL S. EGAN


                                               Address:

                                               110 E. Broward Blvd., 14th Floor
                                               Ft. Lauderdale, FL 33301


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



                                    EXHIBIT A
                                    ---------

                                  THEGLOBE.COM

                                 EXERCISE NOTICE

         theglobe.com, Inc.

         Attention:  Secretary

         1. Exercise of Option. Effective as of today, __________, ______, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of theglobe.com, Inc. (the "Company") under and pursuant to the Non-Qualified Stock Option Agreement dated __________, __________, (the "Option Agreement")

         2. Representations of Optionee. Optionee acknowledges that Optionee has received read and understood the Plan and the Option Agreement. Optionee agrees to abide by and be bound by their terms and conditions.

         3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section IV of Article One of the Plan. Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares.

         4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         5. Restrictive Legends.

                  (a) Legends. Optionee understands and agrees that the Company shall cause any other legends that may be required by state or federal securities laws to be placed upon any certificate(s) evidencing ownership of the Shares.

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

                  (b) Refusal to Transfer. The Company shall not be required (I) to transfer on its books any shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         6. Successors and Assigns. The Company may assign any of its rights under this agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

         7. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and the Optionee.

         8. Governing Law; Severability. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

         9. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address shown below beneath its signature, or to such other addresses as such party may designate in writing from time to time with the other party.

         10. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         11. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

         12. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement if the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.


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         Submitted by:                           Accepted by:

         Optionee:                               theglobe.com, Inc.


         _______________________________          By:___________________________

                                                  Its:__________________________


         Address:

         __________________________

         __________________________

         __________________________



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